EXHIBIT 99.1
GoPro Announces Third Quarter Results
Revenue was $163 million
Cash Flow from Operations was $12 million, a $14 million Improvement Year-over-Year

SAN MATEO, Calif., November 6, 2025 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its third quarter ended September 30, 2025, and posted management commentary, including forward-looking guidance, in the investor relations section of its website at https://investor.gopro.com.
“Q3 marked a meaningful step forward in our strategy to diversify, grow and restore profitability to GoPro's business,” said Nicholas Woodman, GoPro’s founder and CEO. “We successfully launched three new TAM-expanding hardware products — our MAX2 360 camera, LIT HERO camera and Fluid Pro AI gimbal — alongside several new software offerings. We expect to return to revenue growth and profitability beginning Q4 2025 and in 2026.”
“We delivered encouraging results in Q3, with revenue of $163 million and gross margin of 35.2%, in-line with our guidance ranges,” said Brian McGee, GoPro’s CFO and COO. “We generated $12 million in cash flow from operations — our second consecutive quarter of positive cash flow from operations and a $14 million improvement year-over-year. Additionally, sell-through exceeded our expectations by 5% and channel inventory declined 30% from a year ago and has reduced for four consecutive quarters.”
Q3 2025 Financial Results
•Revenue was $163 million, down 37% year-over-year.
•Sell-through was approximately 500,000 camera units, down 18% year-over-year.
•Subscription and service revenue was down 3% year-over-year at $27 million. GoPro subscriber count ended Q3 at 2.42 million, down 5% year-over-year.
•Revenue from the retail channel was $123 million, or 75% of total revenue and down 41% year-over-year. GoPro.com revenue, including subscription and service revenue, was $40 million, or 25% of total revenue and down 22% year-over-year.
•GAAP gross margin was 35.1% compared to 35.5% in the prior year quarter. Non-GAAP gross margin was 35.2% compared to 35.6% in the prior year quarter.
•GAAP net loss was $21 million, or a $(0.13) loss per share, compared to a net loss of $8 million or a $(0.05) loss per share, in the prior year quarter.
•Non-GAAP net loss was $14 million, or a $(0.09) loss per share, compared to breakeven on a per share basis in the prior year quarter.
•Adjusted EBITDA was negative $8 million compared to positive $5 million in the prior year quarter.

Recent Business Highlights
•GoPro launched MAX2 360-camera, featuring industry-leading 360 technology combined with True 8K video resolution to capture up to 21% more resolution than the competition. MAX2 also features convenient and durable twist-and-go replaceable lenses, making it easy to swap out a lens in the field without tools or calibration.

•GoPro won a 2025 Technology & Engineering Emmy® Award in recognition of its industry-leading 360 technology — which is core to its 360 cameras and software, including the next-generation MAX2 360-camera. This is GoPro’s third Emmy® Award for meaningful innovations in the digital imaging category.
•GoPro launched LIT HERO, an ultra-compact lifestyle camera, designed for “whatever, whenever” capture with its built-in photo and video light. LIT HERO’s rugged, water-proof design opens up creative possibilities in any setting — day or night — and delivers a fun, retro-inspired look to the images it captures.
•GoPro launched Fluid Pro AI, a multi-camera, AI subject-tracking gimbal designed for today’s multi-camera content creators. Fluid Pro AI is compatible with all GoPro cameras, smartphones and point-and-shoot cameras up to 400 grams and marks GoPro’s entry into the global gimbal market.
•GoPro launched powerful new 360-related editing tools that make immersive 360 content creation easy for everyone, including the new GoPro ReFrame plugin for DaVinci Resolve.
•GoPro added new features to its GoPro Player desktop app for Apple macOS® Tahoe users, including support for Apple Projected Media Profile — a new media profile that allows GoPro videos to be displayed in the highest fidelity when viewed in an Apple Vision Pro™, and advance denoise capability to clean up grainy or noisy video while maintaining sharpness and detail, especially helpful when editing low-light video content.
•GoPro introduced new features to its Quik mobile app to enhance the 360 editing experience, including AI-powered subject tracking, convenient POV and selfie modes, and cloud-based 360 editing.
•GoPro amended its Second Lien Credit Agreement with Mateo Financing LLC and Farallon Capital Management LLC dated August 4, 2025, to adjust interim 2026 covenants to accommodate for the increase in camera tariff rates from 10% to 19%, as reported in its 8-K filing. Additionally, a trust affiliated with Nicholas Woodman will invest $2 million through the direct purchase of Series A common stock from GoPro, reinforcing his continued confidence in the company’s success.

Results Summary:

	Three months ended September 30,
($ in thousands, except per share amounts)	2025	2024	% Change
Revenue	$162,918	$258,898	(37.1)%
Gross margin
GAAP	35.1%	35.5%	(40) bps
Non-GAAP	35.2%	35.6%	(40) bps
Operating income (loss)
GAAP	$(15,885)	$(8,011)	98.3%
Non-GAAP	$(11,044)	$950	(1,262.5)%
Net loss
GAAP	$(21,252)	$(8,211)	158.8%
Non-GAAP	$(13,907)	$(463)	2,903.7%
Diluted net loss per share
GAAP	$(0.13)	$(0.05)	160.0%
Non-GAAP	$(0.09)	$(0.00)	(100.0)%
Adjusted EBITDA	$(7,903)	$5,447	(245.1)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please dial +1 833-470-1428 (US) or +1 646-844-6383 (International) and enter access code 597836, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. An archived audio webcast will be accessible for at least 90 days on GoPro’s website, https://investor.gopro.com.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro was named one of the World’s Most Trustworthy Companies by Newsweek for the second consecutive year, recognized globally for earning and maintaining the trust of customers, investors and employees.
GoPro has been recognized as an employer of choice by both Outside Magazine and U.S. News & World Report for being among the best places to work. Open roles can be found on our careers page. For more information, visit GoPro.com.
Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, X, YouTube, and GoPro's blog, The Current. GoPro customers can submit their photos and videos to GoPro Awards for an opportunity to be featured on GoPro's social channels and receive gear and cash awards. Members of the press can access official logos and imagery on our press portal.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, (gain) loss on insurance proceeds, (gain) loss on extinguishment of debt, (gain) loss on revaluation of warrants, gain on the sale and license of intellectual property, goodwill impairment charges, and the tax impact of these items. When planning, forecasting, and analyzing gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy. A reconciliation of preliminary GAAP to non-GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will,” “plan” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding our expectations for profitability, improved gross margin, revenue growth, subscription growth, expanding our TAM and reduced operating expenses; hardware and software product launch, product diversification and statements related to the Company's new opt-in AI learning program, revenue opportunities for participants and the Company, licensing of user-generated content. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve our revenue growth or profitability in the future, and if revenue growth or profitability is achieved, the inability to sustain it; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, inflation, and fluctuations in interest rates or currency exchange rates may adversely affect consumer discretionary spending and demand for our products; changes to trade agreements, trade policies, increased tariffs and import/export regulations which may negatively effect on our business and supply chain expenses; the fact that our goal to grow revenue and be profitable relies upon our ability to manage expenses and grow sales from our direct-to-consumer business, our retail partners, and distributors; our ability to acquire and retain subscribers; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide services and components for our products which may be impacted due to supply shortages, long lead times or other service disruptions that may lead to increased costs due to the effects of global conflicts and geopolitical issues such as the ongoing conflicts in the Middle East, Ukraine or China-Taiwan relations; our ability to maintain the value and reputation of our brand and protect our intellectual property and proprietary rights; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, which may result in our financial performance suffering; the fact that our profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the risk we are able to reduce our operating expenses; the fact that we rely on sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing and marketing; our ability to achieve or maintain profitability if there are delays or issues in our product launches; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our ability to attract, engage and retain qualified personnel; the impact of competition on our market share, revenue and profitability; the fact that we may experience fluctuating revenue, expenses and profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; the outcome of pending or future litigation and legal proceedings; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the Securities and Exchange Commission (SEC). These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue	$162,918	$258,898	$449,869	$600,591
Cost of revenue	105,751	167,052	294,890	398,997
Gross profit	57,167	91,846	154,979	201,594

Operating expenses:
Research and development	34,603	44,328	94,663	135,872
Sales and marketing	24,956	40,686	73,489	117,185
General and administrative	13,493	14,843	43,327	44,470
Goodwill impairment	—	—	18,600	—
Total operating expenses	73,052	99,857	230,079	297,527
Operating loss	(15,885)	(8,011)	(75,100)	(95,933)
Other income (expense):
Interest expense	(2,715)	(808)	(4,948)	(2,272)
Other income (expense), net	(1,881)	2,691	(603)	4,710
Total other income (expense), net	(4,596)	1,883	(5,551)	2,438
Loss before income taxes	(20,481)	(6,128)	(80,651)	(93,495)
Income tax expense	771	2,083	3,732	301,625
Net loss	$(21,252)	$(8,211)	$(84,383)	$(395,120)

Basic and diluted net loss per share	$(0.13)	$(0.05)	$(0.53)	$(2.59)

Shares used to compute basic and diluted net loss per share	158,933	153,741	157,747	152,449

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$58,431	$102,811
Restricted cash	94,340	—
Accounts receivable, net	87,388	85,944
Inventory	84,064	120,716
Prepaid expenses and other current assets	34,547	29,774
Total current assets	358,770	339,245
Property and equipment, net	7,118	8,696
Operating lease right-of-use assets	12,448	14,403
Goodwill	133,751	152,351
Other long-term assets	26,521	28,983
Total assets	$538,608	$543,678

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$77,836	$85,936
Accrued expenses and other current liabilities	98,902	110,769
Short-term operating lease liabilities	11,884	10,936
Deferred revenue	52,006	55,418
Short-term debt	138,463	93,208
Total current liabilities	379,091	356,267
Long-term taxes payable	16,057	11,621
Long-term debt	43,916	—
Long-term operating lease liabilities	10,661	18,067
Other long-term liabilities	8,389	6,034
Total liabilities	458,114	391,989

Stockholders’ equity:
Common stock and additional paid-in capital	1,039,715	1,026,527
Treasury stock, at cost	(193,231)	(193,231)
Accumulated deficit	(765,990)	(681,607)
Total stockholders’ equity	80,494	151,689
Total liabilities and stockholders’ equity	$538,608	$543,678

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Operating activities:
Net loss	$(21,252)	$(8,211)	$(84,383)	$(395,120)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,800	1,827	5,216	4,711
Non-cash operating lease cost	802	1,326	1,955	(285)
Stock-based compensation	4,663	7,372	15,149	23,933
Goodwill impairment	—	—	18,600	—
Deferred income taxes, net	(22)	49	(152)	296,759
Impairment of right-of-use assets	—	—	—	3,276
Other	598	(1,731)	882	(627)
Net changes in operating assets and liabilities	25,573	(2,876)	6,461	(32,689)
Net cash provided by (used in) operating activities	12,162	(2,244)	(36,272)	(100,042)

Investing activities:
Purchases of property and equipment, net	(934)	(1,943)	(2,717)	(3,623)
Maturities of marketable securities	—	—	—	24,000
Acquisition, net of cash acquired	—	—	—	(12,308)
Net cash provided by (used in) investing activities	(934)	(1,943)	(2,717)	8,069

Financing activities:
Proceeds from issuance of common stock	332	770	706	2,150
Taxes paid related to net share settlement of equity awards	(538)	(667)	(1,162)	(2,847)
Proceeds from borrowings	88,174	—	113,174	—
Repayment of debt	(2,601)	—	(22,601)	—
Payment of debt issuance costs	(2,282)	—	(2,282)	—
Net cash provided by (used in) financing activities	83,085	103	87,835	(697)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(113)	1,243	1,114	157
Net change in cash, cash equivalents, and restricted cash	94,200	(2,841)	49,960	(92,513)
Cash, cash equivalents, and restricted cash at beginning of period	58,571	133,036	102,811	222,708
Cash, cash equivalents, and restricted cash at end of period	$152,771	$130,195	$152,771	$130,195

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense (benefit), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect income tax expense (benefit), which may change cash available to us;
•adjusted EBITDA does not reflect interest income (expense), which may reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges (if applicable), and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of non-GAAP net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes a gain (loss) on insurance proceeds because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;
•adjusted EBITDA and non-GAAP net income (loss) excludes any gain or loss on the extinguishment of debt because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;

•adjusted EBITDA and non-GAAP net income (loss) excludes a gain (loss) on the revaluation of warrants because it is not reflective of ongoing operating results in the period, and hinders our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes goodwill impairment charges as they do not reflect ongoing operating results in the period and hinders our ability to assess core operational performance;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and can contribute to revenue generation;
•non-GAAP net income (loss) excludes a gain on the sale and/or license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;
•non-GAAP net income (loss) includes income tax adjustments which reflect the current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2025 Notes in periods of net income, as if converted at the beginning of the period; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
GAAP net loss	$(21,252)	$(8,211)	$(84,383)	$(395,120)
Stock-based compensation:
Cost of revenue	238	349	726	1,103
Research and development	2,573	3,669	8,074	11,950
Sales and marketing	885	1,603	2,702	4,892
General and administrative	967	1,751	3,647	5,988
Total stock-based compensation	4,663	7,372	15,149	23,933

Acquisition-related costs:
Research and development	468	469	1,406	1,094
General and administrative	9	15	12	796
Total acquisition-related costs	477	484	1,418	1,890

Restructuring and other costs:
Cost of revenue	(17)	—	(49)	137
Research and development	(179)	679	(199)	2,941
Sales and marketing	(151)	314	170	1,612
General and administrative	48	112	1,827	1,061
Total restructuring and other costs	(299)	1,105	1,749	5,751

(Gain) loss on insurance recovery	158	—	(266)	—
(Gain) on sale and/or license of intellectual property	—	(999)	—	(999)
(Gain) loss on revaluation of warrants	2,594	—	2,594	—
Goodwill impairment	—	—	18,600	—
Income tax adjustments	(248)	(214)	(169)	8,546
Non-GAAP net loss	$(13,907)	$(463)	$(45,308)	$(355,999)

GAAP and non-GAAP shares for diluted net loss per share	158,933	153,741	157,747	152,449

GAAP diluted net loss per share	$(0.13)	$(0.05)	$(0.53)	$(2.59)
Non-GAAP diluted net loss per share	$(0.09)	$(0.00)	$(0.29)	$(2.34)

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2025	2024	2025	2024
GAAP gross margin as a % of revenue	35.1%	35.5%	34.4%	33.6%
Stock-based compensation	0.1	0.1	0.2	0.2
Non-GAAP gross margin as a % of revenue	35.2%	35.6%	34.6%	33.8%

GAAP operating expenses	$73,052	$99,857	$230,079	$297,527
Stock-based compensation	(4,425)	(7,023)	(14,423)	(22,830)
Acquisition-related costs	(477)	(484)	(1,418)	(1,890)
Restructuring and other costs	282	(1,105)	(1,798)	(5,614)
Goodwill impairment	—	—	(18,600)	—
Non-GAAP operating expenses	$68,432	$91,245	$193,840	$267,193

GAAP operating loss	$(15,885)	$(8,011)	$(75,100)	$(95,933)
Stock-based compensation	4,663	7,372	15,149	23,933
Acquisition-related costs	477	484	1,418	1,890
Restructuring and other costs	(299)	1,105	1,749	5,751
Goodwill impairment	—	—	18,600	—
Non-GAAP operating income (loss)	$(11,044)	$950	$(38,184)	$(64,359)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
GAAP net loss	$(21,252)	$(8,211)	$(84,383)	$(395,120)
Income tax expense	771	2,083	3,732	301,625
Interest expense (income), net	1,897	(152)	3,061	(1,667)
Depreciation and amortization	1,800	1,826	5,216	4,710
POP display amortization	1,765	1,424	5,248	3,488
Stock-based compensation	4,663	7,372	15,149	23,933
(Gain) loss on insurance recovery	158	—	(266)	—
(Gain) loss on revaluation of warrants	2,594	—	2,594	—
Goodwill impairment	—	—	18,600	—
Restructuring and other costs	(299)	1,105	1,749	5,751
Adjusted EBITDA	$(7,903)	$5,447	$(29,300)	$(57,280)

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